     As filed with the Securities and Exchange Commission on March 15, 2005

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        Source Interlink Companies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

                 Delaware                               20-2428299
     (State of Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                Identification No.)

                     27500 Riverview Center Blvd., Suite 400
                            Bonita Springs, FL 34134
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                                   ----------

       THE 1999 EQUITY PARTICIPATION PLAN OF ALLIANCE ENTERTAINMENT CORP.

          THE 1999 EMPLOYEE EQUITY PARTICIPATION AND INCENTIVE PLAN OF
                          ALLIANCE ENTERTAINMENT CORP.

                AMENDED AND RESTATED DIGITAL ON-DEMAND, INC. 1998
                         EXECUTIVE STOCK INCENTIVE PLAN

 AMENDED AND RESTATED DIGITAL ON-DEMAND, INC. 1998 GENERAL STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                             Douglas J. Bates, Esq.
               Senior Vice President, General Counsel & Secretary
                        Source Interlink Companies, Inc.
                     27500 Riverview Center Blvd., Suite 400
                            Bonita Springs, FL 34134
                                 (239) 949-4450
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               Proposed Maximum      Proposed Maximum
   Title of Each Class of                                     Offering Price Per    Aggregate Offering
Securities to be Registered    Amount to be Registered (1)        Share (2)            Price (1)(2)       Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                       1,308,356 shares                $11.80              $15,438,601                 $1,817
 $0.01 par value per share
====================================================================================================================================

(1) The number of shares to be registered represents the sum of (a) 820,394 shares, which is the aggregate number of shares issuable upon the exercise of the options currently outstanding under the Plans (as defined below) multiplied by the Exchange Ratio (as defined below) and
         (b) 487,962 shares, which is the aggregate number of shares available for future issuance under the 1999 Equity Participation Plan of Alliance Entertainment Corp. and the 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp. multiplied by the Exchange Ratio. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plans as a result of stock splits, stock dividends or similar transactions.

(2) The registration fee has been calculated, and the offering price estimated, in accordance with Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low prices of the shares of the Registrant's common stock as reported on the Nasdaq National Market on March 11, 2005 of $11.80 per share.


                -------------------------------------------------


                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 (this "Registration Statement") is filed by Source Interlink Companies, Inc., a Delaware corporation (the "Registrant"), in connection with the business combination of Alliance Entertainment Corp., a Delaware corporation ("Alliance"), with and into a wholly owned subsidiary of the Registrant, pursuant to the Agreement and Plan of Merger dated as of November 18, 2004, by and among the Registrant, Alliance and Alligator Acquisition, LLC, a wholly owned subsidiary of the Registrant (the "Merger Agreement"). Pursuant to the Merger Agreement, the Registrant, among other things, at the Effective Time (as defined in the Merger Agreement), assumed (a) the 1999 Equity Participation Plan of Alliance Entertainment Corp., the 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp., the Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan and the Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan (collectively, the "Plans") and (b) all outstanding options to acquire the capital stock of Alliance. Each assumed option to acquire Alliance capital stock outstanding immediately prior to the Effective Time automatically became an option to acquire shares of the Registrant's common stock. The number of shares of the Registrant's common stock that may be acquired under such option will be equal to the product of the number of Alliance shares that were directly or indirectly issuable upon the exercise of such assumed option to acquire Alliance capital stock before the Effective Time multiplied by 0.2582 (the "Exchange Ratio"). The exercise price per share for such option to acquire the Registrant's common stock will be the exercise price of the assumed option immediately prior to the Effective Time (as defined in the Merger Agreement) divided by the Exchange Ratio, and will otherwise remain subject to the same terms and conditions set forth in the Plans.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information, Registrant information and employee plan annual information) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended January 31, 2004 (the "Annual Report");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2004, July 31, 2004 and October 31, 2004;

         (c) The Registrant's Current Reports on Form 8-K filed on March 3, 2004, April 16, 2004, May 21, 2004, June 10, 2004, September
                  2, 2004, September 13, 2004, September 16, 2004, November 18, 2004, November 24, 2004, December 10, 2004, and March 4, 2005
                  (as amended by the Registrant's Current Report on Form 8-K/A filed on March 7, 2005);

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (e) The descriptions of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A12B filed with the Commission under Section 12 of the Exchange Act on October 1, 1997 (with respect to the Registrant's common stock), including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

         In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

         o The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         o The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

         o The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

         o The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant's board of directors or brought to enforce a right to indemnification.

         o The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

         o The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

         The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The attached Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
                  Statement:

                           (i) To include any prospectus required by Section
                     10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                     arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 - Indemnification of Directors and Officers", or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


               --------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on this 15th day of March, 2005.


                                    SOURCE INTERLINK COMPANIES, INC.




                                    By: /s/ Marc Fierman
                                        ----------------------------------------
                                        Marc Fierman
                                        Executive Vice President and Chief
                                        Financial Officer


                                POWER OF ATTORNEY


         We, the undersigned officers and directors of Source Interlink Companies, Inc., hereby severally constitute and appoint Marc Fierman and Douglas J. Bates and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Source Interlink Companies, Inc.'s registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed as of March 15, 2005 by the following persons in the capacities indicated.


Name and Signature                                                  Title
------------------                                                  -----
/s/ S. Leslie Flegel                        Chairman, Chief Executive Officer and Director
------------------------------------        (Principal Executive Officer)
S. Leslie Flegel

/s/ Marc Fierman                            Executive Vice President and Chief Financial Officer
------------------------------------        (Principal Financial and Accounting Officer)
Marc Fierman

/s/ James R. Gillis                         President, Chief Operating Officer and Director
------------------------------------
James R. Gillis

/s/ A. Clinton Allen                        Director
------------------------------------
A. Clinton Allen

/s/ Gray Davis                              Director
------------------------------------
Gray Davis

/s/ Michael R. Duckworth                    Director
------------------------------------
Michael R. Duckworth

/s/ Ariel Emanuel                           Director
------------------------------------
Ariel Emanuel

/s/ David R. Jessick                        Director
------------------------------------
David R. Jessick

/s/ Aron S. Katzman                         Director
------------------------------------
Aron S. Katzman

/s/ Allan R. Lyons                          Director
------------------------------------
Allan R. Lyons

/s/ Gregory Mays                            Director
------------------------------------
Gregory Mays

/s/ George A. Schnug                        Director
------------------------------------
George A. Schnug


                        --------------------------------

                                  EXHIBIT INDEX


Exhibit                               Description
-------                               -----------

4.1 Certificate of Incorporation of Source Interlink Companies, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.9 to the Registrant's Current Report on Form 8-K filed on March 4, 2005).

4.2 Amended and Restated Bylaws of Source Interlink Companies, Inc. (incorporated by reference to Exhibit 3.10 to the Registrant's Current Report on Form 8-K filed on March 4, 2005).

4.3 Form of Common Stock Certificate of Source Interlink Companies, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 4, 2005).

4.4 The 1999 Equity Participation Plan of Alliance Entertainment Corp. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on January 18,
         2005).

4.5 The 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp. (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on January 18, 2005).

4.6 Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on January 18, 2005).

4.7 Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on January 18, 2005).

5.1* Opinion of Cohen & Grigsby, P.C. regarding legality of shares being registered.

23.1*    Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).

23.2*    Consent of BDO Seidman, LLP.

24*      Power of Attorney (See Signature Page hereto).

-------------------------

* Filed herewith.